FREE WRITING PROSPECTUS

EXHIBIT INDEX and

DISCLAIMER

LONG BEACH MORTGAGE LOAN TRUST 2006-2

ASSET-BACKED CERTIFICATES, SERIES 2006-2

LONG BEACH SECURITIES CORP.
Depositor

LONG BEACH MORTGAGE
Sponsor, Seller and Master Servicer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Free Writing Prospectus No. 1
99.2	Free Writing Prospectus No. 2
99.3	Free Writing Prospectus No. 3
99.4	Free Writing Prospectus No. 4
99.5	Free Writing Prospectus No. 5
99.6	Free Writing Prospectus No. 6
99.7	Free Writing Prospectus No. 7
99.8	Free Writing Prospectus No. 8
99.9	Free Writing Prospectus No. 9
99.10	Free Writing Prospectus No. 10
99.11	Free Writing Prospectus No. 11
99.12	Free Writing Prospectus No. 12
99.13	Free Writing Prospectus No. 13
99.14	Free Writing Prospectus No. 14
99.15	Free Writing Prospectus No. 15
99.16	Free Writing Prospectus No. 16
99.17	Free Writing Prospectus No. 17
99.18	Free Writing Prospectus No. 18
99.19	Free Writing Prospectus No. 19
99.20	Free Writing Prospectus No. 20
99.21	Free Writing Prospectus No. 21
99.22	Free Writing Prospectus No. 22
99.23	Free Writing Prospectus No. 23
99.24	Free Writing Prospectus No. 24
99.25	Free Writing Prospectus No. 25
99.26	Free Writing Prospectus No. 26
99.27	Free Writing Prospectus No. 27
99.28	Free Writing Prospectus No. 28
99.29	Free Writing Prospectus No. 29
99.30	Free Writing Prospectus No. 30
99.31	Free Writing Prospectus No. 31
99.23	Free Writing Prospectus No. 32
99.33	Free Writing Prospectus No. 33
99.34	Free Writing Prospectus No. 34
99.35	Free Writing Prospectus No. 35
99.36	Free Writing Prospectus No. 36
99.37	Free Writing Prospectus No. 37
99.38	Free Writing Prospectus No. 38
99.39	Free Writing Prospectus No. 39
99.40	Free Writing Prospectus No. 40
99.41	Free Writing Prospectus No. 41
99.42	Free Writing Prospectus No. 42
99.43	Free Writing Prospectus No. 43
99.44	Free Writing Prospectus No. 44
99.45	Free Writing Prospectus No. 45
99.46	Free Writing Prospectus No. 46
99.47	Free Writing Prospectus No. 47
99.48	Free Writing Prospectus No. 48
99.49	Free Writing Prospectus No. 49
99.50	Free Writing Prospectus No. 50
99.51	Free Writing Prospectus No. 51
99.52	Free Writing Prospectus No. 52
99.53	Free Writing Prospectus No. 53
99.54	Free Writing Prospectus No. 54
99.55	Free Writing Prospectus No. 55
99.56	Free Writing Prospectus No. 56
99.57	Free Writing Prospectus No. 57
99.58	Free Writing Prospectus No. 58
99.59	Free Writing Prospectus No. 59
99.60	Free Writing Prospectus No. 60

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.